          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 2005
                                                     REGISTRATION NO. 333-106554
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              PACIFIC ETHANOL, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)

                     DELAWARE                             41-2170618
                     --------                             ----------
         (State or other jurisdiction of               (I.R.S. Employer
          incorporation or organization)             Identification No.)

           3300 UNIVERSITY DRIVE, SUITE 201, CORAL SPRINGS, FLORIDA 33065
               (Address of Principal Executive Offices) (Zip Code)

                        AMENDED 1995 INCENTIVE STOCK PLAN
                            -------------------------
                            (Full title of the plan)

                                  BARRY SIEGEL
                              PACIFIC ETHANOL, INC.
                        3300 UNIVERSITY DRIVE, SUITE 201
                          CORAL SPRINGS, FLORIDA 33065
                          ----------------------------
                     (Name and address of agent for service)

                                 (954) 752-6161
                                 --------------
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                                    --------
                              Lawrence Muenz, Esq.
                               Meritz & Muenz LLP
                               2021 O Street, N.W.
                             Washington, D.C. 20036
                                 (202) 787-1964

                                EXPLANATORY NOTE

         Pursuant to Rule 414 of the Securities Act of 1933, this Registration Statement is filed by Pacific Ethanol, Inc., a Delaware corporation (hereinafter the "Company" or the "Registrant"), the successor by merger to Accessity Corp., a New York corporation (hereinafter "Accessity" or the "Predecessor Registrant"), to amend the Registration Statement filed by the Predecessor Registrant on Form S-8 (Registration No. 333-106554) on June 26, 2003, relating to the Amended 1995 Incentive Stock Plan of Predecessor Registrant (the "Prior Registration Statement"). The Company hereby adopts the Prior Registration Statement as its own Registration Statement for all purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, and files this amendment to set forth additional information necessary to reflect material changes made in connection with or resulting from the succession by merger, or necessary to keep the Prior Registration Statement from being misleading in any material respect, and such amendment has become effective.

         The common stock of Accessity traded on The Nasdaq SmallCap Market under the symbol "ACTY." Upon consummation of the Reincorporation Merger, subject to the approval of the initial listing application of PEI Delaware by The Nasdaq Stock Market, the common stock of PEI Delaware is expected to trade under the symbol "PEIX" on The Nasdaq SmallCap Market, without interruption, and delivery of existing stock certificates of Accessity will constitute "good delivery" of stock certificates representing shares of common stock in stock transactions effected after the Reincorporation Merger (as defined below).

                       COMPARISON OF SHAREHOLDERS' RIGHTS

         In connection with a reincorporation merger (the "Reincorporation Merger") by Accessity with and into Pacific Ethanol, Inc., a Delaware corporation ("PEI Delaware"), the holders of Accessity common stock became stockholders of PEI Delaware, the rights and privileges of which are governed by Delaware law, the certificate of incorporation and bylaws of PEI Delaware, rather than by the New York Business Corporation Law (the "NYBCL") and the articles of incorporation, as amended, and bylaws of Accessity. Set forth below is a comparison of the material rights of shareholders and matters of corporate governance before and after the Reincorporation Merger.

DELAWARE AND NEW YORK CORPORATE LAWS

         The following discussion includes a summary of the material differences between the rights of Accessity's shareholders before and after the Reincorporation Merger. In most cases, the rights of shareholders before and after the Reincorporation Merger are substantially similar, with changes having been made to the corporate charter documents to maintain this substantial similarity. In other cases, there are differences that might be considered material, and these differences may be understood from the following comparison.

     BOARD OF DIRECTORS

         ACCESSITY. Accessity's bylaws provided that the board of directors shall consist of at least three and no more than seven directors, with the exact number to be set by the board of directors. The number was set at five. The board was divided into three classes of directors: Class I, Class II and Class
III. The term of office of each class of directors was three years, with one class expiring each year at Accessity's annual meeting of shareholders. The classified board was intended to serve as an anti-takeover defense because it operated to slow a change in control of Accessity's board of directors by limiting the number of directors that were elected annually.

         The board of directors consisted of three directors, with two vacancies. Each director was entitled to serve until his successor is elected and qualified. Directors have been removed for or without cause by an affirmative vote of a majority of the shares entitled to vote at a special or annual meeting of the shareholders.

         PEI DELAWARE. The certificate of incorporation of PEI Delaware provides that the number of directors which shall constitute the board of directors of PEI Delaware will be fixed from time to time by, or in the manner provided in, the bylaws of PEI Delaware or in an amendment thereof duly adopted by the board of directors or the stockholders of PEI Delaware. PEI Delaware's bylaws provide that the board of directors shall consist of seven members. This number may be changed by a duly adopted amendment to the certificate of incorporation or by an amendment to the bylaws duly adopted by the vote or written consent of the holders of a majority of the stock issued and outstanding and entitled to vote or by resolution of a majority of the board of directors, except as may be otherwise specifically provided by statute or by the restated certificate of incorporation. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires. Each director is entitled to serve until his successor is elected and qualified or until his earlier death, resignation or removal. Directors may be removed for or without cause by a majority of the stockholders entitled to vote at a special or annual meeting of the stockholders.

         All members of the board of directors immediately prior to the Reincorporation Merger continued as members of the board of directors of PEI Delaware. The term of such directors will expire upon the election and qualification of each such director's successor at the 2005 annual meeting of stockholders of PEI Delaware. PEI Delaware does not have a classified board and, therefore, does not have the benefit or burden of any anti-takeover effect relating to a classified board.

     AUTHORIZED SHARES

         ACCESSITY. Accessity's certificate of incorporation authorized 30,000,000 shares of common stock, $0.015 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share, of which 1,000 shares had been designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock") and 200,000 shares had been designated as Junior Participating Preferred Stock. As of March 23, 2005, there were 2,939,414 shares of common stock issued and outstanding, no shares of Series A Preferred Stock issued and outstanding, and no shares of Junior Participating Preferred Stock outstanding.

         PEI DELAWARE. The certificate of incorporation of PEI Delaware authorizes 110,000,000 shares of capital stock consisting of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. Prior to the consummation of the Reincorporation Merger, PEI Delaware issued 100 shares of common stock to Accessity. Upon consummation of the Reincorporation Merger, the 100 issued shares were cancelled.

         LIMITATION OF DIRECTOR LIABILITY

         ACCESSITY. Article Ninth of Accessity's articles of incorporation, as amended, provided that no provision of the articles of incorporation was intended by the corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the New York Business Corporation Law upon Accessity and upon its directors in particular, the power of the Corporation to furnish indemnification to directors in their capacities as are conferred by the NYBCL. Additionally, under Section 717 of the NYBCL, directors are required to discharge their duties, including their duties as a member of any committee of the board upon which they may serve, in good faith and with that degree of care which an ordinarily prudent person in a like position would use under similar circumstances.

         PEI DELAWARE. The certificate of incorporation of PEI Delaware provides that directors of PEI Delaware will not be liable personally to PEI Delaware or the stockholders of PEI Delaware for monetary damages for breach of fiduciary duty as a director except for liability: (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL for unlawful payment of a dividend or approval of an unlawful stock redemption or repurchase, or (d) for any transaction from which the director derived any improper personal benefit. Additionally, if the DGCL is subsequently amended, then the liability of a director of PEI Delaware shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. This provision, which is substantially similar to Section 719 of the NYBCL that was applicable to Accessity, protects directors of PEI Delaware against personal liability for monetary damages from breaches of their duty of care. Under Delaware law, absent adoption of this provision in the certificate of incorporation of PEI Delaware, directors can be held liable for gross negligence in connection with decisions made on behalf of the corporation in the performance of their duty of care, but may not be liable for simple negligence.

         INDEMNIFICATION

         ACCESSITY. Sections 722 and 726 et seq., of the NYBCL provide that Accessity had the right to indemnify, to purchase indemnity insurance for, and to pay and advance expenses to directors, officers and other persons who are eligible for, or entitled to, such indemnification, payments or advances, by being made or threatened to be made a party to an action or a proceedings, whether criminal, civil, administrative or investigative by reason of the fact that he is or was a director, officer or employee of Accessity, or served any other enterprise as director or officer or employee at the request of Accessity.

         PEI DELAWARE. Under Section 145 of the DGCL, directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, including a derivative action, a "Corporation Action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of Corporation Actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions. The DGCL further requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent that a director or officer is otherwise eligible to be indemnified is successful on the merits of any claim or defense described above, indemnification for expenses (including attorneys' fees) actually and reasonably incurred is mandated by the DGCL.

         The provisions regarding indemnification in the bylaws of PEI Delaware are substantially similar to those in the Accessity bylaws. The certificate of incorporation and bylaws of PEI Delaware also provides that PEI Delaware may indemnify, in addition to a person who is or was a director, officer, employee or agent of PEI Delaware, or is or was serving at the request of PEI Delaware as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, a person who is or was a director, officer, employee or agent of any resulting corporation or any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with PEI Delaware which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. The right to indemnification is not exclusive of any other right which any person may have or acquire under any statute, any provision of the certificate of incorporation or bylaws of PEI Delaware, or otherwise.

         ANTI-TAKEOVER STATUTES/PROVISIONS

         ACCESSITY. Section 912 of the NYBCL prohibits, in general, any business combination, such as a merger or consolidation, between a New York corporation and an "interested shareholder" (which is defined generally as any owner of 20% or more of the corporation's outstanding voting stock) for five years after the date on which such shareholder became an interested shareholder unless the business combination or the stock acquisition which caused the person to become an interested shareholder was approved in advance by the corporation's board of directors. This provision of the NYBCL is effective even if all parties should subsequently decide that they wish to engage in the business combination. Following the five-year moratorium period, the New York corporation may engage in certain business combinations with an interested shareholder only if, among other things, (a) the business combination is approved by the affirmative vote of the holders of a majority of the outstanding voting shares not beneficially owned by the interested shareholder proposing the business combination, or (b) the business combination meets certain criteria designed to ensure that the remaining shareholders receive fair consideration for their shares.

         Neither Accessity's articles of incorporation, as amended, nor bylaws specifically addressed the foregoing. Accessity did not opt out of any of the foregoing anti-takeover provisions.

         PEI DELAWARE. Section 203 of the DGCL is similar, but not identical, to
Section 912 of the NYBCL. Section 203 of the DGCL, which applies to PEI Delaware, regulates transactions with major stockholders after they become major stockholders. Section 203 of the DGCL prohibits a Delaware corporation from engaging in mergers, dispositions of ten percent or more of its assets, certain issuances of stock and other transactions ("business combinations") with a person or group that owns 15% or more of the voting stock of the corporation (an "interested stockholder") for a period of three years after the interested stockholder crosses the 15% threshold. These restrictions on transactions involving an interested stockholder do not apply if (a) before the interested stockholder owned 15% or more of the voting stock, the board of directors approved the business combination or the transaction that resulted in the person or group becoming an interested stockholder, (b) in the transaction that resulted in the person or group becoming an interested stockholder, the person or group acquired at least 85% of the voting stock other than stock owned by directors who are also officers and certain employee stock plans, or (c) after the person or group became an interested stockholder, the board of directors and at least two-thirds of the voting stock other than stock owned by the interested stockholder approves the business combination at a meeting.

         The restrictions contained in Section 203 of the DGCL do not apply to PEI Delaware in connection with the Reincorporation Merger because, under
Section 203(b)(4) of the DGCL, such restrictions generally do not apply where a corporation does not have a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on The Nasdaq Stock Market, or (iii) held of record by more than 2,000 stockholders.

         PREFERRED STOCK

         ACCESSITY. Accessity's articles of incorporation, as amended, authorized the board of directors to issue preferred stock. Section 502 of the NYBCL provides that if more than one class of shares is authorized by the articles of incorporation, the articles of incorporation must prescribe the number of shares in each class and a distinguishing designation for each class and before the issuance of shares of a class, the preferences, limitations, and relative rights of each class must be described in the articles of incorporation. All shares of a class must have preferences, limitations, and relative rights identical with those of other shares of the same class except to the extent otherwise permitted by the NYBCL.

         PEI DELAWARE. The certificate of incorporation of PEI Delaware authorizes the board of directors of PEI Delaware to issue up to 10,000,000 shares of preferred stock and to determine the preferences, limitations and relative rights of any class or series of PEI Delaware preferred stock prior to issuance.

         CUMULATIVE VOTING

         Section 618 of the NYBCL and Section 214 of the DGCL provide that cumulative voting rights, in respect of the election of directors, will only exist if provided for in the corporation's articles/certificate of incorporation. Neither Accessity's articles of incorporation, as amended, nor the certificate of incorporation of PEI Delaware provide for cumulative voting rights in the election of directors.

         ACTION WITHOUT A MEETING

         ACCESSITY. Under Section 615 of the NYBCL, any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting only by the unanimous written consent signed by all of the shareholders entitled to vote on such action.

         PEI DELAWARE. Section 228 of the DGCL permits any action required or permitted to be taken at a stockholders' meeting to be taken by written consent signed by the holders of the number of shares that would have been required to effect the action at an actual meeting of the stockholders at which all shares were present and voted. Section 228 of the DGCL will govern stockholders rights in PEI Delaware.

         ANNUAL MEETINGS

         ACCESSITY. Section 602 of the NYBCL requires that a corporation hold an annual meeting of its shareholders. Accessity's bylaws provide that an annual meeting of its shareholders shall be held five months following the close of the company's fiscal year to elect directors and transaction such other business as may be properly come before the meeting.

         PEI DELAWARE. Section 211(d) of the DGCL authorizes the board of directors or those persons authorized by the corporation's certificate of incorporation or bylaws to call an annual meeting of the corporation's stockholders. The bylaws of PEI Delaware provide that an annual meeting may be called by the board of directors, the chairman of the board, the president, the secretary, any two officers of PEI Delaware, and by the secretary of PEI Delaware at the request of not less than 10% of the total voting power of all outstanding securities of PEI Delaware then entitled to vote or as otherwise may be required by law.

         VOTING, APPRAISAL RIGHTS AND CORPORATE REORGANIZATIONS

         ACCESSITY. The NYBCL generally requires a majority vote of shareholders to approve a plan of merger or share exchange unless the articles of incorporation or board requires a greater vote. Section 910 of the NYBCL does not provide for dissenters' rights for a merger or plan of share exchange by a corporation the shares of which are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

         PEI DELAWARE. The DGCL generally requires a majority vote of stockholders to approve a merger, sale of assets or similar reorganization transaction. Section 262 of the DGCL does not provide for dissenters' rights of appraisal for (a) the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) a merger by a corporation, the shares of which are either listed on a national securities exchange or held by more than 2,000 stockholders if such stockholders receive shares of the surviving corporation or of a listed or widely held corporation, or (c) certain mergers not requiring stockholder approval.

         AMENDMENT TO CERTIFICATE/ARTICLES OF INCORPORATION

         ACCESSITY. Except as otherwise provided in the NYBCL, an amendment to the articles of incorporation must be approved by (a) a majority of the votes cast when a quorum is present, unless shareholders have dissenters' rights on the amendment, and (b) a majority of the outstanding shares entitled to vote, if shareholders have dissenters' rights on the amendment.

         PEI DELAWARE. The DGCL provides that an amendment to the certificate of incorporation must be approved by a majority of the outstanding stock entitled to vote. The certificate of incorporation of PEI Delaware reserves the right of PEI Delaware to amend, alter, change or repeal any provision contained in its certificate of incorporation, in the manner now or hereafter prescribed by statute.

         AMENDMENT TO BYLAWS

         ACCESSITY. Article IX, Section 1 of Accessity's bylaws provided that the bylaws may be amended by an affirmative vote of two-thirds of all shares eligible to be cast on such amendment or, if the board of directors recommends such an amendment, then only a majority of all shares eligible to be cast on such amendment is required.

         PEI DELAWARE. Section 109 of the DGCL places the power to adopt, amend or repeal bylaws in the corporation's stockholders, but permits the corporation, in its certificate of incorporation, also to vest such power in the board of directors. Although the board of directors is vested with such authority pursuant to the certificate of incorporation of PEI Delaware, the stockholders' power to make, repeal, alter, amend and rescind bylaws will remain unrestricted.

         The articles of incorporation, as amended, and bylaws of Accessity and the articles of incorporation and bylaws of PEI Delaware are available for inspection by stockholders of the Registrant at the principal offices of Accessity located at 3300 University Drive, Suite 201, Coral Springs, Florida 33065.

         PREEMPTIVE RIGHTS

         ACCESSITY. NYBCL Section 622 provides that the shareholders of a corporation do not have a preemptive right to acquire a corporation's unissued shares except to the extent the articles of incorporation so provide. Accessity's articles of incorporation, as amended, did not provide Accessity's shareholders with preemptive rights.

         PEI DELAWARE. Under Section 102 of the DGCL, no statutory preemptive rights will exist, unless a corporation's certificate of incorporation specifies otherwise. The certificate of incorporation of PEI Delaware does not provide for any such preemptive rights.

         DIVIDEND RIGHTS

         ACCESSITY. The NYBCL does not permit dividend distributions if, after giving effect to the proposed dividend, (a) the corporation would be unable to pay its debts as they become due in the usual course of business, or (b) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights (if any) of shareholders whose preferential rights are superior to those of shareholders receiving the distribution.

         PEI DELAWARE. Delaware corporations may pay dividends out of the excess of the net assets of the corporation (the "Surplus") less the consideration received by the corporation for any shares of its capital stock (the "Capital") or, if there is no Surplus, out of net profits for the fiscal year in which declared and/or the preceding fiscal year. Section 170 of the DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, Capital is less than the Capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

         Pursuant to the consummation of the Reincorporation Merger, the Rights Agreement dated December 28, 1998 between Accessity and North American Transfer Co., as Rights Agent, was terminated and, as provided in the certificate of incorporation and bylaws of Pacific Ethanol, Inc., a Delaware corporation, the surviving corporation in the Reincorporation Merger, no shares of preferred stock are designated as Preferred Stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I, Items 1 and 2, will be sent or given to employees in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). We will furnish without charge to each employee to whom information is required to be delivered, upon written or oral request, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to them under Rule 428(b) of the Securities Act. Requests should be directed to Pacific Ethanol, Inc., 3300 University Drive, Suite 201, Coral Springs, Florida 33065, Attention: Secretary. Pacific Ethanol's telephone number is (954) 752-6161.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         We incorporate the following documents by reference in this registration statement:

         (a) Our annual report on Form 10-KSB for the fiscal year ended December 31, 2004 (File No. 000-21467), filed with the Securities and Exchange Commission on March 17, 2005.

         All reports and other documents we subsequently filed after the date of this registration statement under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered under this registration statement have been sold, or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this registration statement and shall be a part of this registration statement from the date of filing such documents.

         For purposes of this registration statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         Notwithstanding the above, information that is "furnished to" the Commission shall not be deemed "filed with" the Commission and shall not be deemed incorporated by reference into this Registration Statement.

ITEM 4.  Description of Securities.
         --------------------------

     GENERAL

         Our Certificate of Incorporation currently authorizes us to issue 100,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share. We currently have 2,939,414 shares of common stock outstanding. All outstanding shares of common stock are fully paid and nonassessable.

     COMMON STOCK

         The following summarizes the rights of holders of our common stock:

         o each holder of common stock is entitled to one vote per share on all matters to be voted upon by the stockholders;

         o subject to preferences that may apply to shares of preferred stock that may be outstanding, the holders of common stock are entitled to receive such lawful dividends as may be declared by our board of directors;

         o upon liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all of our assets remaining for distribution after satisfaction of all liabilities and the payment of any liquidation preference of any preferred stock that may be outstanding;

         o there are no redemption or sinking fund provisions applicable to our common stock; and

         o there are no preemptive or conversion rights applicable to our common stock.

     PREFERRED STOCK

         Our board of directors is authorized to issue from time to time, in one or more designated series, any or all of our authorized but unissued shares of preferred stock with dividend, redemption, conversion, exchange, voting and other provisions as may be provided in that particular series. The issuance need not be approved by our common stockholders.

         Issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our board of directors and making it more difficult for a third-party to acquire, or discourage a third-party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any shares of or to designate any series of preferred stock.

ITEM 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not Applicable.

ITEM 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the corporation.

         Our certificate of incorporation provides that, except in certain specified instances, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors.

         In addition, our certificate of incorporation and bylaws obligate us to indemnify our directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of ours. Our bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person under the provisions of the Delaware General Corporation Law.

         To the extent indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of Pacific Ethanol under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

ITEM 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not Applicable.

ITEM 8.  Exhibits.
         ---------

         4.1     Amended 1995 Incentive Stock Plan (1)

         23.1    Consent of Nussbaum Yates & Wolpow, P.C.

         24.1 Power of Attorney (contained on the signature pages to this Registration Statement)
         ________
         (1) Filed as Exhibit 10.7 to the Registrant's Form 10-KSB for the fiscal year ended December 31, 2002 field with the Securities and Exchange Commission on March 31, 2003.

ITEM 9.  Undertakings.
         -------------

         We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (except that paragraphs (i) and (ii) below shall not apply if the information required by paragraphs (i) and (ii) below is contained in periodic reports filed by us with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement):

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Springs, State of Florida, on March 23, 2005.

                                 PACIFIC ETHANOL, INC.,
                                 a Delaware corporation

                                 By:  /s/ BARRY SIEGEL
                                      ---------------------------------
                                      Barry Siegel, President and Chief
                                      Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neil Koehler his attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                        TITLE                         DATE
        ---------                        -----                         ----

/s/ BARRY SIEGEL           Chairman of the Board, President      March 23, 2005
-----------------------    and Chief Executive Officer
Barry Siegel               (Principal Executive Officer)

/s/ PHILIP KART            Senior Vice President, Secretary      March 23, 2005
-----------------------    and Chief Financial Officer
Philip Kart                (Principal Financial Officer)

/s/ KENNETH J. FRIEDMAN    Director                              March 23, 2005
-----------------------
Kenneth J. Friedman

/s/ BRUCE S. UDELL         Director                              March 23, 2005
-----------------------
Bruce S. Udell

                                  EXHIBIT INDEX

23.1     Consent of Nussbaum Yates & Wolpow, P.C.

24.1 Power of Attorney (contained on the signature pages to this Registration Statement)